Exhibit 10.13

ANNEX A

STANDARD DEFINITIONS

“Act” shall have the meaning specified in Section 1.4 of the Indenture.

“Adjusted Percentage Interest” means, approximately, for the Class A Notes 43.50%, for the Class B Notes 12.15%, for the Class C Notes 11.58%, and for the Class D Notes 32.77%.

“Administration Agreement” means that certain administration agreement, dated as of September 1, 2004, by and among the Issuer, the Administrator and the Back-Up Administrator, and acknowledged by the Indenture Trustee and the Owner Trustee.

“Administrator” means Sunterra Financial Services, Inc.

“Administrator Fee” shall equal $1,000 paid annually.

“Adverse Claim” means any claim of ownership or any lien, security interest, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a lien or security interest, other than the interests created under the Indenture in favor of the Indenture Trustee and the Secured Parties.

“Affiliate” means any Person: (i) which directly or indirectly controls, or is controlled by, or is under common control with the affiliated Person; (ii) which directly or indirectly beneficially owns or holds five percent (5%) or more of the voting stock of the affiliated Person; or (c) for which five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the affiliated Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Cut-Off Date Loan Balance” means the sum of the Loan Balances for all Timeshare Loans as of the related Cut-Off Dates for the Timeshare Loans.

“Aggregate Initial Note Balance” is equal to the sum of the Initial Note Balances for all Classes of Notes.

“Aggregate Loan Balance” means the sum of the Loan Balances for all Timeshare Loans (except Defaulted Timeshare Loans).

“Aggregate Outstanding Note Balance” is equal to the sum of the Outstanding Note Balances for all Classes of Notes.

“Applicable Procedures” shall have the meaning specified in Section 2.4(d)(i) of the Indenture.

“Assumption Date” shall have the meaning specified in Section 5.16(f) of the Indenture.

“Authorized Officer” means, with respect to any corporation, limited liability company or partnership, the Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer, Managing Member and each other officer of such corporation or limited liability company or the general partner of such partnership specifically authorized in resolutions of the Board of Directors of such corporation or managing member of such limited liability company to sign agreements, instruments or other documents in connection with any Transaction Document on behalf of such corporation, limited liability company or partnership, as the case may be.

“Available Funds” means for any Payment Date: (i) all funds on deposit in the Collection Account after making all transfers and deposits required from or by (a) the Servicer pursuant to the Indenture, (b) the Reserve Account pursuant to Section 3.2(b) of the Indenture, (c) the Prefunding Account pursuant to Section 3.2(c) of the Indenture, (d) the Capitalized Interest Account pursuant to Section 3.2(d) of the Indenture, and (e) the Depositor or the Issuer pursuant to Section 4.6 of the Indenture, less (ii) amounts on deposit in the Collection Account related to collections related to any Due Periods subsequent to the Due Period related to such Payment Date.

“Back-Up Administrator” means Wells Fargo Bank, National Association and its permitted successors and assigns, as provided in the Administration Agreement.

“Back-Up Servicer” means Wells Fargo Bank, National Association and its permitted successors and assigns, as provided in the Indenture.

“Back-Up Servicing Fee” means for any Payment Date, an amount equal to the greater of (a) $1,500 and (b) the product of (x) one-twelfth of 0.016% and (y) the Aggregate Loan Balance as of the first day of the related Due Period (or, in the case of the first Payment Date, as of the Initial Cut-Off Date).

“Bankruptcy Code” means the federal Bankruptcy Code, as amended (Title 11 of the United States Code).

“Benefit Plan” means an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA or any other “plan” as defined in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code or any plan that is subject to any substantially similar provisions of federal, state or local law.

“Business Day” means any day other than (i) a Saturday, a Sunday, or (ii) a day on which banking institutions in New York City, the city in which the Servicer is located, or the city in which the Corporate Trust Office is located, are authorized or obligated by law or executive order to be closed.

“Capitalized Interest Account” means the account designated as the Capitalized Interest Account in, and which is established and maintained pursuant to, Section 3.2(d) of the Indenture.

“Capitalized Interest Amount” means, as of any date of determination, the amount on deposit in the Capitalized Interest Account on such date, and as of the Closing Date shall be $118,000.62.

“Carrying Charges” means, with respect to any Payment Date: (i) the product of (a) the weighted average of the Note Rates for the Class A Notes, Class B Notes, Class C Notes and Class D Notes for the related Interest Accrual Period and (b) the undisbursed funds (excluding investment earnings) in the Prefunding Account (as of the last day of the related Due Period), minus (ii) the amount of any investment earnings on funds in the Prefunding Account which was transferred to the Collection Account, as well as interest earnings on amounts in the Capitalized Interest Account with respect to such Payment Date.

“Cash Accumulation Event” will have occurred if, as of any Determination Date: (i) the average of the Delinquency Levels for the three immediately preceding Due Periods is greater than 6.50% or (ii) the average of the Default Levels for the three immediately preceding Due Periods is greater than the Default Threshold for such Determination Date.

“Cede & Co.” means the initial registered holder of the Notes, acting as nominee of The Depository Trust Company.

“Certificate of Trust” means the Certificate of Trust in the form attached as Exhibit A to the Trust Agreement.

“Class” means, as the context may require, any of the Class A Notes, Class B Notes, Class C Notes or Class D Notes.

“Class A Notes” shall have the meaning specified in the Recitals of the Issuer in the Indenture.

“Class B Notes” shall have the meaning specified in the Recitals of the Issuer in the Indenture.

“Class C Notes” shall have the meaning specified in the Recitals of the Issuer in the Indenture.

“Class D Notes” shall have the meaning specified in the Recitals of the Issuer in the Indenture.

“Clearstream” means Clearstream Banking, societe anonyme, a limited liability company organized under the laws of Luxembourg.

“Closing Date” means September 30, 2004.

“Club Sunterra Vacations Right-to-Use Loans” means those Right-to-Use Loans originated by Club Sunterra Development, LLC, listed and denoted as such on the Schedule of Timeshare Loans, and subject to the lien of the Indenture.

“Club Sunterra Vacations St. Maarten Right-to-Use Loans” means those Right-to-Use Loans related to Points Based Timeshare Interests originated by Sunterra Flamingo Development, NV, listed and denoted as such on the Schedule of Timeshare Loans, and subject to the lien of the Indenture.

“Club Sunterra Vacations II Mortgage Loans” means those Mortgage Loans originated by Epic Resorts, LLC and its subsidiaries, currently owned by Sunterra Epic Mortgage Holdings, LLC.

“Club Sunterra Vacations II Right-to-Use Loans” means those Right-to-Use Loans originated by Epic Resorts, LLC and its subsidiaries, currently owned by Sunterra Epic Mortgage Holdings, LLC.

“Code” means the Internal Revenue Code of 1986, as amended from time to time and any successor statute, together with the rules and regulations thereunder.

“Collection Account” means the account established and maintained by the Indenture Trustee pursuant to Section 3.2(a) of the Indenture.

“Continued Errors” shall have the meaning specified in Section 5.16(f)(i) of the Indenture.

“Conveyed Timeshare Property” shall have the meaning specified in Section 2(c) of the Sale Agreement.

“Corporate Trust Office” means: (i) the office of the Indenture Trustee, which office is at the address set forth in Section 13.2 of the Indenture, or (ii) the office of the Owner Trustee, which is at the address set forth in Section 2.2 of the Trust Agreement, as applicable.

“Credit and Collection Policy” means those credit and collection policies and practices of the initial Servicer in effect on the Closing Date and attached as Exhibit [H] to the Indenture, and for any successor Servicer means the credit and collection policies and practices of such successor in effect on the date which it commences servicing, which credit and collection policies and practices of the initial Servicer and any successor Servicer shall include a policy to determine when a Timeshare Loan should be written-off as uncollectible.

“Cumulative Default Level” means for any Determination Date an amount equal to the sum of the Loan Balances of all Timeshare Loans that became Defaulted Timeshare Loans from the Initial Cut-Off Date through the end of the immediately preceding Due Period divided by the Aggregate Cut-Off Date Loan Balance.

“Custodial Agreement” means that certain custodial agreement, dated as of September 1, 2004, by and among the Custodian, the Indenture Trustee, the Servicer and the Issuer.

“Custodial Fees” means the fees provided in the Custodial Agreement to the Custodian for its services thereunder.

“Custodian” means Wells Fargo Bank, National Association, or its permitted successors and assigns. “Custodian” shall also mean, as applicable, U.S. Bank National Association, in its capacity as custodian and bailee pursuant to a custodial agreement, dated as of September 1, 2004 (the “U.S. Bank Custodial Agreement”), relating solely to the Timeshare Loan Files relating to Sunterra Pacific Right-to-Use Loans and as set forth in Section 1.1 (b) of the Custodial Agreement, until termination of the U.S. Bank Custodial Agreement.

“Cut-Off Date” means, with respect to: (i) the Initial Timeshare Loans, the Initial Cut-Off Date and (ii) any Subsequent Timeshare Loan or Qualified Substitute Timeshare Loan, the related Subsequent Cut-Off Date.

“Cut-Off Date Loan Balance” means the Loan Balance of a Timeshare Loan on the related Cut-Off Date.

“Default” means an event which, but for the passage of time or the giving of notice or both, would constitute an Event of Default under the Indenture.

“Default Level” means for any Due Period an amount equal to the sum of the Loan Balances of all Timeshare Loans that became Defaulted Timeshare Loans during such Due Period divided by the Aggregate Loan Balance on the last day of such Due Period.

“Default Threshold” means for any Determination Date: (i) 2.00% on or prior to the Determination Date in October 2005, (ii) 2.25% on or prior to the Determination Date in October 2006 and (iii) 2.75% after October 2006.

“Defaulted Timeshare Loan” means any Timeshare Loan for which any of the earliest following events may have occurred: (i) any scheduled payment or part thereof has been delinquent more than 180 days as of the last day of the related Due Period, (ii) the Servicer has actual knowledge of a bankruptcy event that has occurred with respect to the related Obligor or has initiated cancellation, foreclosure or similar proceedings with respect to the related Timeshare Interest or has received the related deed or assignment in lieu of foreclosure, or (iii) provided that a scheduled payment or portion thereof for such Timeshare Loan is at least one day delinquent, the Servicer has determined that such Timeshare Loan should be written off in accordance with the Credit and Collection Policy.

“Defective Timeshare Loan” means any Timeshare Loan listed on the Schedule of Timeshare Loans, as the same may be amended from time to time, that is not an Eligible Timeshare Loan on the Closing Date or any Transfer Date, as applicable, or as to which a notice of assignment has not been given as provided in Section 5.19 of the Indenture.

“Definitive Note” shall have the meaning specified in Section 2.2 of the Indenture.

“Delinquency Level” means for any Due Period an amount equal to the sum of the Loan Balances of all Timeshare Loans that are 61 days or more delinquent on the last day of such Due Period (other than Defaulted Timeshare Loans) divided by the Aggregate Loan Balance on the last day of such Due Period.

“Depositor” means Sunterra SPE as a party to the Sale Agreement.

“Depository” means an organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Depository shall be The Depository Trust Company.

“Depository Agreement” means the letter of representations, among the Issuer, the Indenture Trustee and the Depository.

“Depository Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges securities deposited with the Depository.

“Determination Date” means, with respect to any Payment Date, the 15th day of the month in which the Payment Date occurs or, if such date is not a Business Day, then the next succeeding Business Day.

“Due Period” means with respect to: (i) any Payment Date other than the Initial Payment Date, the immediately preceding calendar month and (ii) the Initial Payment Date, the period from the Initial Cut-Off Date to and including the last day of the calendar month prior to such Payment Date.

“Eligible Bank Account” means a segregated account held for the benefit of the Secured Parties (except the Servicer Transition Account), which may be an account maintained with the Indenture Trustee, which is either: (i) maintained with a depository institution or trust company whose long-term unsecured debt obligations are rated at least A by S&P, A2 by Moody’s and A by Fitch and whose short-term unsecured obligations are rated at least A-l by S&P, P-l by Moody’s and F-l by Fitch; or (ii) a trust account or similar account maintained at the corporate trust department and in the name of the Indenture Trustee.

“Eligible Investments” means one or more of the following obligations or securities:

(a) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);

(b) federal funds, or demand and time deposits in, certificates of deposit of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Indenture Trustee or any agent of the Indenture Trustee, acting in its respective commercial capacity) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment, the commercial paper or other short-term unsecured debt obligations or long-term unsecured debt obligations of such depository institution or trust company have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

(c) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a short-term unsecured debt rating from each Rating Agency, at the time of investment at least equal to the highest short-term unsecured debt ratings of each Rating Agency, provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Estate to exceed 20% of the sum of the Aggregate Outstanding Note Balance and the aggregate principal amount of all Eligible Investments in the Collection Account, provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from either Rating Agency;

(d) commercial paper (including both non interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term ratings;

(e) a Qualified GIC; and

(f) any other demand, money market fund, common trust estate or time deposit or obligation, or interest-bearing or other security or investment (including those managed or advised by the Indenture Trustee or an Affiliate thereof): (i) rated in the highest rating category by each Rating Agency or (ii) that would not adversely affect the then current rating by each Rating Agency of any of the Notes (as evidenced in writing to the Indenture Trustee by each Rating Agency). Such investments in this subsection (f) may include money market mutual funds or common trust estates, including any other fund for which the Indenture Trustee or an Affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Indenture Trustee or an Affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Indenture Trustee or an Affiliate thereof charges and collects fees and expenses for services rendered pursuant to the Indenture, and (z) services performed for such funds and pursuant to this Indenture may converge at any time; provided, however, any such Eligible Investment must be relatively risk-free instruments without options and with maturities no later than the Business Day prior to the expected Payment Date; and

provided further, however, that no such instrument shall be an Eligible Investment if such instrument (i) evidences either (x) a right to receive only interest payments with respect to the obligations underlying such instrument or (y) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, and (ii) is purchased at a price in excess of par.

“Eligible Timeshare Loan” means a Timeshare Loan conforming to each of the representations and warranties set forth in Schedule I to the Sale Agreement as of the Closing Date or any Transfer Date, as the case may be.

“Epic Timeshare Loans” means those Timeshare Loans originated by Epic Resorts, LLC and its subsidiaries, currently owned by Sunterra Epic Mortgage Holdings LLC and including the Club Sunterra Vacations II Mortgage Loans and Club Sunterra II Right-to-Use Loans.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Errors” shall have the meaning specified in Section 5.16(f)(i) of the Indenture.

“Euroclear” means Morgan Guaranty Trust Company of New York, Brussels Office, as operator of The Euroclear System, or its successor in such capacity.

“Event of Default” shall have the meaning specified in Section 6.1 of the Indenture.

“Fitch” means Fitch Ratings, a subsidiary of Fitch, Inc.

“Foreign Obligor” means an Obligor that is not a citizen or resident of, and making payments from, the “United States” (as defined in Section 7701(a)(9) of the Code), Puerto Rico, the U.S. Virgin Islands or Canada or any of its territories.

“Global Note” shall have the meaning specified in Section 2.2 of the Indenture.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Grant” means to grant, bargain, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm.

“Highest Lawful Rate” shall have the meaning specified in Section 3 of the Sale Agreement.

“Holder” or “Noteholder” means a holder of a Class A Note, a Class B Note, a Class C Note or a Class D Note.

“Indenture” means the indenture, dated as of September 1, 2004, by and among the Issuer, the Servicer, and the Indenture Trustee.

“Indenture Trustee” means Wells Fargo Bank, National Association, or such successor as set forth in Section 7.9 of the Indenture.

“Indenture Trustee Expenses” means reasonable out-of-pocket expenses of the Indenture Trustee incurred in connection with performance of the Indenture Trustee’s obligations and duties under the Indenture.

“Indenture Trustee Fee” means on each Payment Date, an amount equal to the product of (i) one-twelfth of 0.006% and (ii) the Aggregate Loan Balance as of the first day of the related Due Period (or in the case of the first Payment Date, as of the Initial Cut-Off Date).

“Initial Cut-Off Date” means the close of business on August 31, 2004.

“Initial Note Balance” means with respect to the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, $66,000,000, $18,430,000, $17,570,000, and $49,710,000, respectively.

“Initial Payment Date” means October 20, 2004.

“Initial Purchaser” means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Intended Tax Characterization” shall have the meaning specified in Section 4.4(b) of the Indenture.

“Initial Timeshare Loans” means the Timeshare Loans listed on the Schedule of Timeshare Loans as sold by the Depositor to the Issuer and simultaneously pledged to the Indenture Trustee on the Closing Date.

“Initial Timeshare Property” shall have the meaning specified in Section 2(a) of the Sale Agreement.

“Initial Trial Balance” shall have the meaning specified in Section 5.16(b)(ii) of the Indenture.

“Insurance Proceeds” means (i) proceeds of any insurance policy, including property insurance policies, casualty insurance policies and title insurance policies, and (ii) any condemnation proceeds, in each case which relate to the Timeshare Loans or the Timeshare Property and are paid or required to be paid to, and may be retained by, the Issuer, any of its Affiliates or to any mortgagee of record.

“Interest Accrual Period” means with respect to any Payment Date for the Notes, the period from and including the 20th day of the immediately preceding calendar month to and including the 19th day of the calendar month in which such Payment Date occurs (except that the initial Interest Accrual Period for the Notes will be a period from and including the Closing Date through and including October 19, 2004.

“Interest Distribution Amount” shall equal, for a Class of Notes and any Payment Date, the sum of: (i) interest accrued during the related Interest Accrual Period at the related Note Rate on the Outstanding Note Balance of such Class of Notes immediately prior to such Payment Date, and (ii) the amount of unpaid Interest Distribution Amounts from prior Payment Dates for such Class of Notes plus, to the extent permitted by law, interest thereon at the related Note Rate. The Interest Distribution Amount for the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

“Issuer” means Sunterra Owner Trust 2004-1.

“Issuer Order” means a written order or request delivered to the Indenture Trustee and signed in the name of the Issuer by an Authorized Officer.

“Lien” means any mortgage, pledge, hypothecation, assignment for security, security interest, claim, participation, encumbrance, levy, lien or charge.

“Liquidation” means with respect to any Defaulted Timeshare Loan, the sale or disposition of the related Timeshare Interest, following foreclosure, other enforcement action or the taking of a deed-in-lieu of foreclosure, to a Person other than the Servicer pursuant to Section 5.7 of the Trust Agreement, and the delivery of a bill of sale or the recording of a deed of conveyance with respect thereto, as applicable.

“Liquidation Expenses” means, with respect to a Defaulted Timeshare Loan, the out-of-pocket expenses (exclusive of overhead expenses) incurred by the Servicer in connection with the performance of its obligations under Sections 5.3(vii) through (x) in the Indenture, including: (i) any foreclosure and other repossession expenses incurred with respect to such Timeshare Loan, (ii) (a) if SFS or another Sunterra Entity is the Servicer, commissions and marketing and sales expenses incurred with respect to the sale of the related Timeshare Interest (calculated as the Sunterra Average Marketing and Sales Percentage of the total liquidation or resale price of such Timeshare Interest (expressed as a dollar figure)), or (ii) if a Sunterra Servicer is no longer the Servicer or, a Sunterra Servicer in its sole discretion elects to permanently cease using the methodology described in (i) above, actual commissions and actual marketing and sales expenses incurred with respect to the sale of the related Timeshare Interest, and (iii) any other fees and expenses reasonably applied or allocated in the ordinary course of business with respect to the Liquidation of such Defaulted Timeshare Loan (including any property taxes, dues, maintenance fees, assessed timeshare association fees and like expenses).

“Liquidation Proceeds” means with respect to the Liquidation of any Defaulted Timeshare Loan, the amounts actually received by the Servicer in connection with such Liquidation including any rental income less related rental expenses.

“Loan Balance” means, for any date of determination, the outstanding principal balance due under or in respect of a Timeshare Loan (including a Defaulted Timeshare Loan).

“Loan/Contract Number” means, with respect to any Timeshare Loan, the number assigned to such Timeshare Loan by the Servicer, which number is set forth in the Schedule of Timeshare Loans, as amended from time to time.

“Lost Instrument Affidavit” means a lost instrument affidavit substantially in the form of Exhibit D attached to the Sale Agreement.

“Management Agreement” shall have the meaning specified in Schedule II of the Sale Agreement.

“Material Adverse Effect” means a material adverse effect on any of the following: (a) the operations, business, assets, properties, condition (financial or other) or prospects of the Sunterra Entities taken as a whole, (ii) the ability of Sunterra Corporation, SMH, Secure Firstcon, Secure Middlecon and Sunterra SPE to perform any of their material obligations under the Transaction Documents to which they are parties, (iii) the legality, validity or enforceability of any Transaction Document or Notes, (iv) the rights and remedies of the Issuer, the Indenture Trustee or the Noteholders under any Transaction Document or Notes, or (v) the validity, perfection or priority of a Lien in favor of the Indenture Trustee for the benefit of the Noteholders on any material part of the Trust Estate.

“Miscellaneous Payments” means, with respect to any Timeshare Loan, any amounts received from or on behalf of the related Obligor representing assessments, payments relating to real property taxes, insurance premiums, maintenance fees and charges and condominium association fees and any other payments not owed under the related Obligor Note.

“Monthly Servicer Report” shall have the meaning specified in Section 5.5(a) of the Indenture.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means, with respect to each Mortgage Loan, the mortgage, deed of trust or other instrument creating a first lien on a Timeshare Property securing such Timeshare Loan.

“Mortgage Loan” means a Timeshare Loan that is secured by a Mortgage on a Timeshare Property. As used in the Transaction Documents, the term “Mortgage Loan” shall include the related Obligor Note, Mortgage and other security documents contained in the related Timeshare Loan File.

“Nonfinancial Asset” shall have the meaning specified in Section 5.7 of the Trust Agreement.

“Non-Trigger Event Period” is any period which is not a Trigger Event Period.

“Note Balance Write-Down Amount” means an amount equal to the excess of the Aggregate Outstanding Note Balance after all distributions from the Collection Account on such Payment Date over the sum of (i) the Aggregate Loan Balance, and (ii) amounts on deposit in the Prefunding Account and the Reserve Account, if any.

“Noteholder” or “Holder” means a holder of a Class A Note, a Class B Note, a Class C Note or a Class D Note.

“Note Owner” means, with respect to a Global Note, the Person who is the beneficial owner of such Global Note, as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant, in accordance with the rules of such Depository).

“Note Purchase Agreement” means that note purchase agreement, dated September 24, 2004, by and among the Issuer, Sunterra Corporation and the Initial Purchaser.

“Note Rate” means with respect to the Class A Notes, 3.58%; the Class B Notes, 3.85%; the Class C Notes, 4.29%; and the Class D Notes, 4.93%.

“Note Register” shall have the meaning specified in Section 2.4(a) of the Indenture.

“Note Registrar” shall have the meaning specified in Section 2.4(a) of the Indenture.

“Notes” means collectively, the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes.

“Obligor” means a Person obligated to make payments under a Timeshare Loan.

“Obligor Note” means the executed promissory note or other instrument of indebtedness evidencing the indebtedness of an Obligor under a Timeshare Loan, together with any rider,

addendum or amendment thereto, or any renewal, substitution or replacement of such note or instrument.

“Offering Circular” means the final offering circular, including exhibits thereto, dated September 24, 2004, delivered by the Issuer to the Initial Purchaser in connection with the solicitation of purchases of, or offering of, the Notes.

“Officer’s Certificate” means a certificate executed by a Responsible Officer of the related party.

“Opinion of Counsel” means a written opinion of counsel, in each case acceptable to the addressees thereof.

“Optional Redemption Date” means the first Payment Date on which the Aggregate Loan Balance on such Payment Date (after taking into account payments made by Obligors on such Payment Date) is less than or equal to 10% of the sum of the (i) Aggregate Loan Balance as of the Initial Cut-Off Date of all Initial Timeshare Loans, and (ii) the Prefunding Account Initial Deposit.

“Originator” means any Sunterra Entity that entered into a Purchase Contract with an Obligor to purchase a Timeshare Interest.

“Outstanding” means, with respect to the Notes, as of any date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

(a) Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

(b) Notes or portions thereof for whose payment money in the necessary amount has been theretofore irrevocably deposited with the Indenture Trustee in trust for the holders of such Notes; and

(c) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a Person in whose hands the Note is a valid obligation; provided, however, that in determining whether the holders of the requisite percentage of the Outstanding Note Balance of the Notes have given any request, demand, authorization, direction, notice, consent, or waiver hereunder, Notes owned by the Issuer, Sunterra Corporation, or any Affiliate of either of them, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes that a Responsible Officer of the Indenture Trustee actually has notice are so owned shall be so disregarded.

“Outstanding Note Balance” means as of any date of determination and Class of Notes, the Initial Note Balance of such Class of Outstanding Notes less the sum of (i) all principal payments actually distributed in respect of such Class (other than in respect of reimbursed Note

Balance Write-Down Amounts, if any) as of such date, and (b) all Note Balance Write-Down Amounts applied to such Class as of such date.

“Owner” means Sunterra Ownership 2004-1 LLC, or any subsequent owner of the beneficial interests in the Issuer.

“Owner Trustee” means U.S. Bank Trust National Association or any successor thereof, acting not in its individual capacity but solely as trustee under the Trust Agreement.

“Owner Trustee Fee” shall equal $4,000 a year.

“Payment Date” means the Initial Payment Date and thereafter the 20th day of each month, or, if such date is not a Business Day, then the next succeeding Business Day.

“Percentage Interest” means, approximately, for the Class A Notes, 38.50%; for the Class B Notes, 10.75%; for the Class C Notes, 10.25%; and for the Class D Notes, 29.00%.

“Permitted Liens” means, as to any Timeshare Interest: (i) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Timeshare Interest or the security intended to be provided by the related Mortgage, if any, or with the Obligor’s ability to pay his or her obligations when they become due or materially and adversely affects the value of the Timeshare Interest and (iii) the exceptions (general and specific) set forth in the related title insurance policy, if any, none of which, individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, if any, or with the Obligor’s ability to pay his or her obligations when they become due or materially and adversely affects the value of the Timeshare Interest.

“Person” means an individual, general partnership, limited partnership, limited liability partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

“Points Based Timeshare Interest” means a Right-to-Use Interest (including a club membership) that is denominated in points, SunOptions, or a similar form of currency, the redemption of which entitles the holder thereof to reserve the use and occupancy of a residential accommodation at a Resort.

“Predecessor Servicer Work Product” shall have the meaning specified in Section 5.16(f)(i) of the Indenture.

“Prefunding Account” means the account designated as the Prefunding Account in, and which is established and maintained pursuant to, Section 3.2(c) of the Indenture.

“Prefunding Account Initial Deposit” means an amount equal to $17,000,000.

“Prefunding Period” means the period commencing on the Closing Date and ending on the Prefunding Termination Date.

“Prefunding Termination Date” means the earlier to occur of: (i) the date on which the amount on deposit in the Prefunding Account is less than $10,000, (ii) the date on which an Event of Default or a Servicer Event of Default occurs and (iii) the 90th day following the Closing Date.

“Principal Acceleration Event” will have occurred if the Cumulative Default Level exceeds the applicable percentage set forth in the table below (the “Cumulative Default Trigger”) as of the end of the Due Period immediately preceding the Payment Date occurring in the month and year indicated in the table, and will continue from the Payment Date on which such Principal Acceleration Event is deemed to have occurred until the Cumulative Default Level is less than the Cumulative Default Trigger as of the end of the Due Period related to a Payment Date occurring in one of the subsequent months and years indicated in the table.

Month / Year	Cumulative Default Trigger

October 2004	1.25%

December 2004	1.75%

March 2005	2.25%

June 2005	2.75%

September 2005	3.25%

March 2006	4.00%

September 2006	4.75%

March 2007	5.75%

September 2007	7.00%

March 2008	7.75%

September 2008	8.75%

March 2009	10.00%

September 2009	10.75%

March 2010	12.00%

September 2010	13.25%

Each Month Thereafter	13.25%

“Principal Distribution Amount” shall equal for any Payment Date during a Non-Trigger Event Period and for each Class of Notes the product of (i) the Percentage Interest for such Class of Notes and (ii) the Total Principal Amount, plus any Principal Distribution Amounts from prior Payment Dates that were not previously paid to such Class of Notes.

“Processing Charges” means any amounts due under an Obligor Note in respect of processing fees, service fees or late fees.

“Purchase Agreement” means the agreement, dated as of September 1, 2004, by and between Secure Middlecon and Sunterra SPE, pursuant to which Secure Middlecon sells all of the Timeshare Loans to Sunterra SPE.

“Purchase Contract” means any purchase contract for a Timeshare Interest executed and delivered by an Obligor and pursuant to which such Obligor purchased a Timeshare Interest.

“Purchase Price” means the original price of the Timeshare Interest purchased by an Obligor.

“Qualified GIC” means a guaranteed investment contract or surety bond providing for the investment of funds in the Collection Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

(a) be an obligation of an insurance company or other corporation whose long-term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long-term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

(b) provide that the Indenture Trustee may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

(c) provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Notes, the Indenture Trustee shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Indenture Trustee;

(d) provide that the Indenture Trustee’s interest therein shall be transferable to any successor trustee hereunder;

(e) provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Collection Account, as the case may be, not later than the Business Day prior to any Distribution Date; and

(f) shall not result in a withdrawal or downgrade of the rating assigned to any Class of Notes, as evidenced in writing to the Indenture Trustee.

“Qualified Substitute Timeshare Loan” means a Timeshare Loan which must, on the related Transfer Date: (i) have a Loan Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Loan Balance of the substituted Timeshare Loan; (ii) have a gross interest rate not less than the gross interest rate of the substituted Timeshare Loan; (iii) have the same due date as the substituted Timeshare Loan; (iv) accrue interest on the same basis as the substituted Timeshare Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) be an Eligible

Timeshare Loan; (vi) not have a stated maturity date later than 24 months prior to the Stated Maturity; and (vii) be related to a Timeshare Interest in a Resort.

“Rating Agency” means any of Moody’s, S&P or Fitch or its permitted successors and assigns, and “Rating Agencies” means all of Moody’s, S&P and Fitch.

“Receivables” means the payments required to be made pursuant to an Obligor Note.

“Record Date” means, with respect to any Payment Date, the close of business on the last Business Day of the calendar month immediately preceding the month such Payment Date occurs.

“Redemption Date” means with respect to the redemption of the Notes on or after the Optional Redemption Date, the date fixed pursuant to Section 10.1 of the Indenture.

“Redemption Price” means the sum of the Outstanding Note Balance of each Class of Notes, together with interest accrued thereon at the applicable Note Rate to the Redemption Date.

“Regulation S Global Note” shall have the meaning specified in Section 2.2 of the Indenture.

“Related Security” means with respect to any Timeshare Loan: (i) all of the Issuer’s interest in the Timeshare Interest arising under or in connection with the related Mortgage or Right-to-Use Agreement, including, without limitation, all Liquidation Proceeds, net of Liquidation Expenses, and Insurance Proceeds received with respect thereto on or after the related Cut-Off Date, and the Timeshare Loan Documents relating to such Timeshare Loan, but not including any Miscellaneous Payments or Processing Fees, (ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Timeshare Loan, together with all mortgages, assignments and financing statements signed by an Obligor describing any collateral securing such Timeshare Loan, (iii) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Timeshare Loan, (iv) all other security and books, records and computer tapes relating to the foregoing and (v) all of the Issuer’s right, title and interest in and to the Custodial Agreement and the Collection Account (or any other account into which collections in respect of the Timeshare Loans may be deposited from time to time).

“Relevant UCC” means the Uniform Commercial Code as in effect in the applicable jurisdiction.

“Repurchase Price” means with respect to any Timeshare Loan to be repurchased by the Depositor pursuant to the Sale Agreement, a cash price equal to the Loan Balance of such Timeshare Loan as of the date of such repurchase, together with all accrued and unpaid interest on such Timeshare Loan at the related coupon rate to and including the last day of the Due Period immediately prior to the Distribution Date on which such repurchase occurs.

“Request for Release” shall be a request signed by the Servicer in the form attached as Exhibit [J] to the Indenture.

“Reserve Account” means the account maintained by the Indenture Trustee pursuant to Section 3.2(b) of the Indenture.

“Reserve Account Initial Deposit” means $1,714,293.69.

“Reserve Account Required Balance” means, on each Payment Date occurring during a Non-Trigger Event Period, an amount equal to the lesser of (i) (a) if a Cash Accumulation Event has occurred and is continuing, 10.00% of the sum of the Aggregate Loan Balance as of the Initial Cut-Off Date and the amount deposited into the Prefunding Account on the Closing Date or (b) if a Cash Accumulation Event is not continuing, 7.00% of the sum of the Aggregate Loan Balance as of the Initial Cut-Off Date and the amount deposited into the Prefunding Account on the Closing Date and (ii) the Aggregate Outstanding Note Balance.

“Resort” means any of the timeshare resorts and clubs listed on Schedule I to these Standard Definitions.

“Resort Associations” means any of the Resort owner associations and clubs listed on Schedule II to these Standard Definitions.

“Responsible Officer” means: (i) when used with respect to the Indenture Trustee or the Owner Trustee, any officer assigned to the Corporate Trust Office, including any Managing Director, Vice President, Assistant Vice President, Secretary, Assistant Secretary, Assistant Treasurer, any trust officer or any other officer of the Indenture Trustee or the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject; (ii) when used with respect to the Servicer, any officer responsible for the administration or management of the Servicer’s servicing department; and (iii) with respect to any other Person, the Chairman of the Board, the President, a Vice President, the Treasurer, the Secretary, an Assistant Secretary, or the manager of such Person.

“Restricted Period” means the 40-day period prescribed by Regulation S commencing on the later of (i) the date upon which Notes are first offered to Persons other than the Initial Purchaser and any other distributor (as such term is defined in Regulation S) of the Notes, and (b) the Closing Date.

“Retained Asset” means any Nonfinancial Asset, including any Timeshare Interest, that is obtained by the Issuer pursuant to Section 5.7 of the Trust Agreement.

“Retained Asset Expenses” means, with respect to a Nonfinancial Asset, the out-of-pocket expenses (exclusive of overhead expenses) incurred by the Servicer in the exercise of its power and authority under Section 5.7 of the Trust Agreement, including (i) any foreclosure and other repossession expenses incurred with respect to such Nonfinancial Asset, (ii) (a) if a Sunterra Entity is the Servicer, the management, marketing, rental and sales commissions and expenses incurred with respect to the management, marketing, rental and sale of the related Nonfinancial Asset (calculated as to sales as the Sunterra Marketing and Sales Percentage of the total liquidation or resale price of any Timeshare Interest (expressed as a dollar figure), and as to management and rental as the actual management, marketing and rental commissions and expenses), or (b) if a Sunterra Entity is no longer the Servicer, or a Sunterra Entity in its sole discretion elects to permanently cease using the methodology described in (a) above, actual management, marketing, rental and sales commissions and expenses incurred with respect to the management, marketing, rental and sale of the related Nonfinancial Asset, and (iii) any other fees and expenses incurred by the Servicer and reasonably applied or allocated in the ordinary course of business with respect to the management, marketing, rental and sale of such Nonfinancial Asset (including any assessed timeshare association fees).

“Retained Asset Proceeds” means, with respect to the rental, sale or other income generating use of any Nonfinancial Asset, the amounts actually received by the Issuer pursuant to Section 5.7 of the Trust Agreement in connection with the management, marketing, rental or sale of such Nonfinancial Asset, less Retained Asset Expenses.

“Right-to-Use Agreement” means with respect to a Right-to-Use Interest, collectively: (i) the related Purchase Contract and (ii) the various other documents and instruments that among other things (a) in consideration of the payment of a purchase price, including payment of the related Obligor Note, if any, grants the Obligor the license or right-to-use and occupy one or more Units in one or more Resorts, (b) imposes certain obligations on the Obligor regarding payment of the related Obligor Note, if any, the Obligor’s use or occupancy of one or more Units in one or more Resorts, and the payment of a maintenance fee, and (c) grants the holder thereof certain rights, including the rights to payment of the related Obligor Note, if any, and to terminate the Right-to-Use Agreement or revoke the Obligor’s rights under it, and thereafter to resell the Right-to-Use Interest to another Person.

“Right-to-Use Interest” means a timeshare interest, other than a timeshare fee simple interest in real estate, regarding one or more Units in one or more Resorts, however denominated or defined in the applicable Right-to-Use Agreement or other relevant document or instrument pursuant to which such timeshare interest is created, together with all rights, benefits, privileges and interests appurtenant thereto, including the right to use and occupy one or more Units within one or more Resorts and the common areas and common furnishings appurtenant to such Unit or Units for a specified period of time, on an annual or a biennial basis, as more specifically described in the related Right-to-Use Agreement. A Right-to-Use Interest shall include, without limitation, a Vacation Timeshare Interest and any Points Based Timeshare Interest.

“Right-to-Use Loan” means a Timeshare Loan that is secured by a Right-to-Use Interest.

“Rule 144A Global Note” shall have the meaning specified in Section 2.2 of the Indenture.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Sale Agreement” means the sale agreement, dated as of September 1, 2004, by and between the Depositor and the Issuer, pursuant to which the Depositor sells the Timeshare Loans to the Issuer.

“Schedule of Timeshare Loans” means the list of Timeshare Loans attached to the Sale Agreement in electronic format as Exhibit A, as amended from time to time to reflect repurchases, substitutions and Subsequent Timeshare Loans pursuant to the terms of the Sale Agreement and the Indenture, which list shall set forth the following information with respect to each Timeshare Loan as of the related Cut-Off Date in numbered columns:

1	Loan/Contract Number

2	Name of Obligor

3	Unit(s)/Week(s)/Points(s), if applicable

4	Interest Rate Per Annum

5	Date of Origination

6	Original Loan Balance

7	Maturity Date

8	Monthly Payment Amount

9	Original Term (in months)

10	Outstanding Loan Balance

“Secure Firstcon” means Secure Firstcon, Inc., a Delaware corporation.

“Secure Middlecon” means Secure Middlecon, Inc., a Delaware corporation.

“Secure Middlecon Subscription Agreement” means the agreement, dated as of September 1, 2004, by and between Secure Firstcon and Secure Middlecon, pursuant to which Secure Firstcon transfers certain of the Timeshare Loans to Secure Middlecon in return for all of the capital stock of Secure Middlecon.

“Secured Parties” means the Noteholders.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” means Secure Middlecon as a party to the Purchase Agreement.

“Servicer” initially means SFS and its permitted successors and assigns, as provided in the Indenture, and in the event that SFS is replaced by the Successor Servicer, any reference in the Transaction Documents, including these Standard Definitions, to the “Servicer” shall also apply to such Successor Servicer.

“Servicer Secured Parties” shall have the meaning specified in Section 3.2(e) of the Indenture.

“Servicer Transition Account” shall have the meaning specified in Section 3.2(e) of the Indenture.

“Servicer Transition Account Deposit” means $100,000.

“Servicer Event of Default” shall have the meaning specified in Section 5.4 of the Indenture.

“Servicing Fee” means for any Payment Date, the product of (i) one-twelfth of 1.50% and (ii) the Aggregate Loan Balance as of the first day of the related Due Period (or, in the case of the first Payment Date, as of the Initial Cut-Off Date) and, as additional compensation (x) any late fees, non-sufficient fund fees, Processing Fees and remarketing fees and (y) any expenses incurred during the related Due Period by the initial Servicer in connection with the sale of assets, other than Retained Assets, resulting from the liquidation of Defaulted Timeshare Loans and (z) any Retained Asset Expenses incurred during the related Due Period by the initial Servicer in connection with the retention, management or sale of Retained Assets.

“Servicing Officer” means those officers of the Servicer involved in, or responsible for, the administration and servicing of the Timeshare Loans, as identified on the list of Servicing Officers furnished by the Servicer to the Indenture Trustee and the Noteholders from time to time.

“Servicing Standard” shall have the meaning specified in Section 5.1 of the Indenture.

“SFS” means Sunterra Financial Services, Inc., a Delaware corporation.

“SMH” means Sunterra Mortgage Holdings, LLC, a Delaware limited liability company.

“SMH Sale Agreement” means the agreement, dated as of September 1, 2004, by and between SMH and Secure Middlecon, pursuant to which SMH sells certain of the Timeshare Loans to Secure Middlecon.

“Stated Maturity” means the Payment Date occurring in October 2020.

“Statutory Trust Statute” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801, et seq., as the same may be amended from time to time.

“St. Maarten Right-to-Use Loans” means those Right-to-Use Loans originated by AKGI St. Maarten, NV, related to Right-to-Use Interests at Royal Palm Beach Club, Flamingo Beach Resort or Flamingo Beach Villas, listed and denoted as such on the Schedule of Timeshare Loans, and subject to the lien of the Indenture.

“Subsequent Cut-Off Date” means, with respect to any Transfer Date, the close of business on the last day of the calendar month immediately preceding such Transfer Date or such other date designated by the Servicer.

“Subsequent Timeshare Loans” means the Timeshare Loans meeting the criteria specified in Section 4.3 of the Indenture, sold by the Depositor, purchased by the Issuer and simultaneously sold to the Indenture Trustee on a Transfer Date.

“Subsequent Timeshare Property” shall have the meaning specified in Section 2(b) of the Sale Agreement.

“Subsequent Transfer Notice” shall have the meaning specified in Section 4.2(a) of the Indenture.

“Substitution Cut-Off Date” means with respect to any Substitution Date, the close of business on the last day of the calendar month immediately preceding such Substitution Date or such other date designated by the Servicer.

“Substitution Date” means with respect to a Qualified Substitute Timeshare Loan, the date on which the Depositor substitutes a Qualified Substitute Timeshare Loan pursuant to Section 4.6 of the Indenture.

“Substitution Shortfall Amount” means with respect to a substitution pursuant to Section 4.6 of the Indenture, an amount equal to the excess, if any, of: (i) the Loan Balance of the Timeshare Loan being replaced as of the related Substitution Date, together with all accrued and unpaid interest on such Timeshare Loan at the related coupon rate to but not including the due date in the related Due Period over (ii) the Loan Balance of the Qualified Substitute Timeshare Loan as of the related Substitution Date. If on any Substitution Date, one or more Qualified Substitute Timeshare Loans are substituted for one or more Timeshare Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on an aggregate basis.

“Substitution Timeshare Property” shall have the meaning specified in Section 2(c) of the Sale Agreement.

“Successor Administrator” means the Back-Up Administrator and its permitted successors and assigns, as provided in the Administration Agreement, upon succeeding to the responsibilities and obligations of the Administrator in accordance with Section 10 of the Administration Agreement.

“Successor Servicer” means the Back-Up Servicer and its permitted successors and assigns, as provided in the Indenture, upon succeeding to the responsibilities and obligations of the Servicer in accordance with Section 5.16 of the Indenture.

“SunOptions” means the name used for annual currency that is exchangeable for occupancy rights at participating Club Sunterra Vacations and Club Sunterra Vacations St. Maarten Resorts.

“Sunterra Average Marketing and Sales Percentage” means, with respect to any Payment Date, the sum of the Sunterra Marketing and Sales Percentages for the three four week accounting periods immediately preceding the first day of the calendar month in which such Payment Date occurs, divided by three.

“Sunterra Corporation” means Sunterra Corporation, a Maryland corporation.

“Sunterra Entities” means Sunterra Corporation and its Affiliates, including SMH, Secure Firstcon, Secure Middlecon, Sunterra SPE and SFS.

“Sunterra Marketing and Sales Percentage” means: (i) the marketing and sales expenses (including sales commissions) incurred by all resorts with the Club Sunterra Vacations, Sunterra Resorts® and Embassy Vacation Resorts brand names during a four week accounting period, divided by (ii) the aggregate sales revenue for all resorts with such brand names during such four week accounting period (expressed as a percentage).

“Sunterra Pacific Right-to-Use Loans” means those Right-to-Use Loans originated by Sunterra Pacific, Inc. (f/k/a Vacation Internationale, Ltd.), listed and denoted as such on the Schedule of Timeshare Loans, and subject to the lien of the Indenture.

“Sunterra SPE” means Sunterra SPE 2004-1 LLC, a Delaware limited liability company.

“Sunterra Undertaking Agreement” means that certain Sunterra Undertaking Agreement, dated as of September 1, 2004, by Sunterra Corporation in favor of the Issuer, the Owner Trustee and the Indenture Trustee.

“Tape(s)” shall have the meaning specified in Section 5.16(b) of the Indenture.

“Temporary Regulation S Global Note” shall have the meaning specified in Section 2.2 of the Indenture.

“Timeshare Interest” means a Timeshare Property or a Right-to-Use Interest, and Timeshare Interest or “Timeshare Interests,” when used in the Transaction Documents, means, as applicable, any Timeshare Interest that is subject to a Timeshare Loan, or all Timeshare Properties and Right-to-Use Interests that are subject to the Timeshare Loans, listed on the Schedule of Timeshare Loans, as the same may be amended from time to time.

“Timeshare Loans” means all of the Mortgage Loans, Club Sunterra Vacations Right-to-Use Loans, Club Sunterra Vacations St. Maarten Right-to-Use Loans, St. Maarten Right-to-Use Loans and Sunterra Pacific Right-to-Use Loans, and “Timeshare Loan” means any one of the same.

“Timeshare Loan Acquisition Price” means, on any date of determination with respect to any Timeshare Loan, an amount equal to the Loan Balance of such Timeshare Loan plus accrued interest thereon; provided, however, that the Timeshare Loan Acquisition Price for any Subsequent Timeshare Loan shall be an amount equal to the Loan Balance of such Timeshare Loan on the related Cut-Off Date.

“Timeshare Loan File” means, with respect to any purchaser of a Timeshare Interest for which the Obligor is a party to a Timeshare Loan, the following documents executed by such purchaser or delivered in connection with such Timeshare Loan:

(a) the original Obligor Note bearing all intervening endorsements showing a complete chain of endorsements from the originator of such Timeshare Loan to the last endorsee (the “Last Endorsee”), endorsed by the Last Endorsee, without recourse, in the following form: “Pay to the order of                             , without recourse” and signed in the name of the Last Endorsee by an authorized officer;

(b) if such Timeshare Loan is a Mortgage Loan, the original Mortgage or deed of trust containing the original signatures of all persons named as the maker, the mortgagor or trustor with evidence of recording indicated; provided, however, that no such original Mortgage shall be required if included among the applicable Timeshare Loan File is a certified copy of the recorded Mortgage and an original or a copy of the title insurance policy (or other evidence of title insurance, including title commitment or binder);

(c) if such Timeshare Loan is a Mortgage Loan, an original individual or bulk assignment of Mortgage in blank and signed in the name of the Last Endorsee by an authorized officer;

(d) if such Timeshare Loan is a Mortgage Loan, the originals of all intervening assignments (or a copy certified to the Custodian) of the Mortgage (if applicable) showing a complete chain of assignments from the originator of such Mortgage Loan to the Last Endorsee;

(e) if such Timeshare Loan is a Mortgage Loan, an original or a copy of any assumption or modification of the Obligor Note or Mortgage with evidence of recording thereon or an original or a copy of the title insurance policy with respect to such Mortgage;

(f) if such Timeshare Loan is a Mortgage Loan, an original or a copy of an individual or bulk title insurance policy or master blanket title insurance policy covering such Mortgage Loan when applicable (or a commitment for title insurance or an opinion of counsel with respect to title to and liens encumbering the Timeshare Property);

(g) the original power of attorney (or a certified copy), if applicable;

(h) the original or a copy of the Purchase Contract that relates to each Obligor Note, including any addenda thereto;

(i) if such Timeshare Loan is a Right-to-Use Loan: (i) the related Right-to-Use Agreement, including any addenda thereto, assumption or modification thereof and, if and only if a purchase money Obligor Note was executed by the purchaser of the Right-to-Use Interest, the documents required by Subsections (a) and (e) of this definition, (ii) if a Vacation Timeshare Interest, the original VTS Owner Agreement with respect thereto and, if applicable, an original or a copy of any assumption or modification of such VTS Owner Agreement, (iii) if a Points Based Timeshare Interest (A) the original or a copy of the Purchase Contract, however denominated, pursuant to which the applicable Points Based Timeshare Interest was originally sold by the seller thereof, whether or not an Originator (provided that if the seller of such Points Based Timeshare Interest is not an Originator, such Purchase Contract has been assigned to a transferor), including any addenda thereto, (B) an original or a copy of any assumption or modification of such Purchase Contract (if applicable), and (C) if and only if a purchase money Obligor Note was executed by the purchaser of such Points Based Timeshare Interest, the documents required by Subsections (a) and (e) of this definition, to the extent applicable; and

(j) the original truth-in-lending disclosure statement (or a copy) that relates to each Timeshare Loan.

“Timeshare Loan Servicing File” means, with respect to each Timeshare Loan and each Obligor a copy of the related Timeshare Loan File and all other papers and computerized records customarily maintained by the Servicer in servicing timeshare loans comparable to the Timeshare Loans.

“Timeshare Property” means a timeshare fee simple interest in real estate regarding a Unit, however denominated or defined in the applicable condominium or timeshare declaration, pursuant to which such fee simple interest in real estate is created, together with all rights, benefits, privileges and interests appurtenant thereto, including the common areas and common furnishings appurtenant to such Unit, and the rights granted to the Issuer (as assignee) which secure the related Mortgage Loan.

“Total Principal Amount” means for any Payment Date, the sum of (without duplication): (i) the amount of principal collected (including from prepayments and repurchases) in respect of the Timeshare Loans during the related Due Period, (ii) the aggregate Loan Balance of all Timeshare Loans which became Defaulted Timeshare Loans (immediately prior to becoming Defaulted Timeshare Loans) during the related Due Period, less the sum of (x) the aggregate Loan Balance of all Qualified Substitute Timeshare Loans which were conveyed to the Issuer in respect of Defaulted Timeshare Loans during the related Due Period, (y) the principal portion of the Repurchase Prices paid in respect of Defaulted Timeshare Loans during the related Due Period and (z) the principal portion of Liquidation Proceeds received during the related Due Period, and (iii) on the first Payment Date after the Prefunding Termination Date, the amount transferred from the Prefunding Account to the Collection Account, if any.

“Transaction Documents” means the Indenture, the Purchase Agreement, the Sale Agreement, the SMH Sale Agreement, the Secure Middlecon Subscription Agreement, the Trust Agreement, the Sunterra Undertaking Agreement, the Note Purchase Agreement, the Custodial Agreement, the Administration Agreement and all other agreements, documents or instruments delivered in connection with the transactions contemplated thereby.

“Transfer Agreements” means the SMH Sale Agreement and the Secure Middlecon Subscription Agreement.

“Transfer Date” means with respect to a Subsequent Timeshare Loan, the date during the Prefunding Period on which the Issuer purchases such Subsequent Timeshare Loan from the Depositor and pledges such Subsequent Timeshare Loan to the Indenture Trustee to be included as part of the Trust Estate.

“Transition Expenses” means any documented costs and expenses (other than general overhead expenses but including allocated cost of personnel) incurred by the Servicer Secured Parties (but as to the Successor Servicer, only such costs and expenses not otherwise provided for in Article V of the Indenture) as a direct consequence of the termination or resignation of the initial Servicer and the transition of the duties and obligation of the initial Servicer under the Indenture to the Successor Servicer, and to be paid out of the Servicer Transition Account.

“Trigger Event” shall exist if, on any Determination Date, Available Funds on the related Payment Date are not sufficient to pay the Interest Distribution Amount or the Principal Distribution Amount due on any Class of Notes on such Payment Date.

“Trigger Event Period” shall commence on the Determination Date upon which a Trigger Event occurs and will end on the earliest to occur of: (i) the Determination Date immediately following the Payment Date on which all unpaid Interest Distribution Amounts and Principal Distribution Amounts and unreimbursed Note Balance Write-Down Amounts (including interest at the related Note Rate on such unreimbursed Note Balance Write-Down Amounts) have been paid and reimbursed, as applicable, to the Noteholders, (ii) the date on which the Noteholders representing at least 66 2/3% of the Outstanding Note Balance of each Class of Notes then Outstanding consent to the termination of the Trigger Event Period and (ii) the date on which all Classes of Notes have been paid in full.

“Trust Accounts” means collectively, the Collection Account, the Reserve Account, the Prefunding Account, the Capitalized Interest Account and the Servicer Transition Account and such other accounts established by the Indenture Trustee pursuant to Section 3.1(a) of the Indenture.

“Trust Agreement” means that certain trust agreement, dated as of September 1, 2004 by and between the Owner, the Owner Trustee and the Servicer (as to Section 5.7 thereof).

“Trust Estate” shall have the meaning specified in the Granting Clause of the Indenture.

“Underwriting Guidelines” means Sunterra Corporation’s purchase money credit criteria and underwriting guidelines in place at the time a particular Timeshare Loan was originated.

“Unit” means a residential unit or dwelling at a Resort.

“Unpaid Transition Expenses” shall have the meaning specified in Section 3.2(e) of the Indenture.

“Upgraded Timeshare Loan” means a new Timeshare Loan entered into by an Obligor to finance the purchase of a new or additional Timeshare Interest pursuant to the upgrade marketing program of any of the Sunterra Entities, and where: (i) the Obligor re-conveys or reassigns the Obligor’s existing Timeshare Interest for a new Timeshare Interest, enters into the new Timeshare Loan to finance the purchase of such new Timeshare Interest and the Obligor’s existing Timeshare Loan is discharged, or (ii) the Obligor purchases an additional Timeshare Interest, enters into the new Timeshare Loan to finance the remaining balance of the Obligor’s existing Timeshare Loan and the purchase price of the additional Timeshare Interest and the Obligor’s existing Timeshare Loan is discharged.

“USAP” shall have the meaning specified in Section 5.5(c) of the Indenture.

“VTS Owner Agreement” means that certain Purchase Contract pursuant to which Sunterra Pacific, Inc. agrees to sell and an Obligor agrees or Obligors agree to purchase a Vacation Timeshare Interest.

“Vacation Timeshare Interest” means a timeshare interest in the Vacation Time Share Program established pursuant to that certain Vacation Time Share Trust Agreement dated October 10, 1977, executed by Sunterra Pacific, Inc., formerly known as Vacation Internationale, Ltd., as amended, modified or supplemented from time to time.

“Zero Coupon Loan” means a Timeshare Loan which has an interest rate of 0%.